     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 22, 1999
                                                      REGISTRATION NO. 333-77163
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           --------------------------




                          ANCHOR BANCORP WISCONSIN INC.
             (Exact name of registrant as specified in its charter)


                 WISCONSIN                               6712                            39-1726871
      (State or other jurisdiction of        (Primary Standard Industrial    (IRS Employer Identification No.)
      incorporation or organization)         Classification Code Number)

                           --------------------------


                               25 WEST MAIN STREET
                                MADISON, WI 53703
                                 (608) 252-8700
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                           --------------------------




                              DOUGLAS J. TIMMERMAN
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          ANCHOR BANCORP WISCONSIN INC.
                               25 WEST MAIN STREET
                                MADISON, WI 53703
                                 (608) 252-8700
          (Name and address, including zip code, and telephone number, including area code, of agent for service)


                           --------------------------




                                 WITH COPIES TO:

         MARK. D. TIMMERMAN, ESQ.          ANDREW J. GUZIKOWSKI, ESQ.           JAY O. ROTHMAN, ESQ.
          ASSISTANT SECRETARY AND         WHYTE HIRSCHBOECK DUDEK S.C.            FOLEY & LARDNER
              GENERAL COUNSEL               111 EAST WISCONSIN AVENUE        777 EAST WISCONSIN AVENUE
       ANCHOR BANCORP WISCONSIN INC.               SUITE 2100                   MILWAUKEE, WI 53202
            25 WEST MAIN STREET                MILWAUKEE, WI 53202
             MADISON, WI 53703

================================================================================

     On this Registration Statement on Form S-4, declared effective April 28, 1999, Anchor BanCorp Wisconsin Inc. (the "Registrant") registered 7,449,974 shares of its $0.10 par value common stock, which were subsequently offered to the shareholders of FCB Financial Corp. ("FCB") in connection with the merger of FCB with and into the Registrant (the "Merger") pursuant to the Agreement and Plan of Merger dated January 5, 1999, between FCB and the Registrant (the "Agreement").

     The Agreement was approved by the shareholders of FCB and the Registrant at separate special meetings of the shareholders of each company held on June 7, 1999, and the Registrant filed Articles of Merger with the Wisconsin Department of Financial Institutions which became effective as of 12:01 a.m. CDT on June 8, 1999.

     More detailed information concerning the vote by the shareholders of FCB and the Registrant approving the Agreement and the implementation of the Merger is set forth in the Registrant's report on Form 8-K under the Securities Exchange Act of 1934, as amended, filed with the Commission on June 22, 1999 (Commission File No.0-20006), which report is incorporated herein by reference.

     As a result of the Merger, the Registrant has issued a total of 7,026,395 shares of common stock and is paying cash in lieu of issuing fractional shares to former FCB shareholders. The Registrant has also reserved an additional 420,807 shares for issuance pursuant to the FCB Financial Corp. 1993 Stock Option and Incentive Plan, the FCB Financial Corp. 1998 Incentive Stock Plan, and the OSB Financial Corp. 1992 Stock Option and Incentive Plan, which plans were assumed by the Registrant in connection with the Merger and which shares are being registered separately on a Registration Statement on Form S-8.

     A total of 7,026,395 shares covered by this Registration Statement were issued by the Registrant in connection with the Merger. Accordingly, the Registrant is filing this Post-Effective Amendment No. 1 to this Registration Statement pursuant to the undertaking set forth in Item 22 of the Registration Statement, as required by Item 22(c) of Form S-4, and hereby de-registers all of the remaining 423,579 shares of common stock, and an equal number of associated preferred share purchase rights, registered pursuant to this Registration Statement which were not issued by the Registrant in connection with the Merger.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Madison, Wisconsin on this 22nd day of June, 1999.


                                ANCHOR BANCORP WISCONSIN INC., REGISTRANT



                                By:      /s/ Michael W. Helser
                                         ------------------------------------
                                         Michael W. Helser,
                                         Treasurer and Chief Financial Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


            NAME                                         TITLE
--------------------------------        ----------------------------------------


(1)  PRINCIPAL EXECUTIVE OFFICER


/s/ Douglas J. Timmerman*
--------------------------------
Douglas J. Timmerman                    President, Chief Executive Officer



(2), (3)  PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER

/s/ Michael W. Helser
--------------------------------
Michael W. Helser                       Treasurer, Chief Financial Officer


4)  DIRECTORS

/s/ Douglas J. Timmerman*
--------------------------------
Douglas J. Timmerman                    Director (Chairman of the Board)


/s/ Holly Cremer Berkenstadt*
--------------------------------
Holly Cremer Berkenstadt                Director


/s/ Donald D. Kropidlowski*
--------------------------------
Donald D. Kropidlowski                  Director

            NAME                                         TITLE
--------------------------------        ----------------------------------------

/s/ Greg Larson*
--------------------------------
Greg Larson                             Director


/s/ Arlie M. Mucks, Jr.*
--------------------------------
Arlie M. Mucks, Jr.                     Director


/s/ Pat Richter*
--------------------------------
Pat Richter                             Director


/s/ Bruce A Roberston*
--------------------------------
Bruce A. Robertson                      Director


* Michael W. Helser, by signing his name hereto does sign this document on behalf of the persons indicated above as of this 22nd day of June, 1999, pursuant to the powers of attorney duly executed by such persons as part of the original signature pages to this Registration Statement filed on April 28, 1999.


                                        By: /s/ Michael W. Helser
                                            ----------------------------
                                            Michael W. Helser
                                            Attorney-in-Fact

                                  EXHIBIT INDEX
                       REGISTRATION STATEMENT ON FORM S-4
                          ANCHOR BANCORP WISCONSIN INC.


--------------------------------------------------------------------------------


        EXHIBIT                                                                                         FILED
        NUMBER                               DESCRIPTION                                               HEREWITH
     -------------- ----------------------------------------------------------------------     ----------------------

          2.1       Agreement and Plan of Merger dated January 5, 1999 between Registrant                 *(1)
                    and FCB Financial Corp.


          2.2       Stock Option Agreement dated January 5, 1999 between Registrant and FCB               *(2)
                    Financial Corp.

          5.1       Opinion of Whyte Hirschboeck Dudek S.C. regarding legality of issuance                *
                    of securities

          8.1       Opinion of Whyte Hirschboeck Dudek S.C. regarding Federal and Wisconsin               *
                    income tax consequences of the merger

          8.2       Opinion of Foley & Lardner regarding Federal and Wisconsin income tax                 *
                    consequence of the merger

         23.1       Consent of Ernst & Young LLP (Registrant's independent auditors)                      *


         23.2       Consent of Wipfli Ullrich Bertelson LLP (independent auditors for FCB                 *
                    Financial Corp.)

         23.4       Consent of Whyte Hirschboeck Dudek S.C.                                               *(3)

         23.5       Consent of Foley & Lardner                                                            *(4)

         23.6       Consent of McDonald Investments Inc.                                                  *(5)

         23.7       Consent of Hovde Financial, Inc.                                                      *(6)

         24.1       Powers of Attorney of certain officers and directors of Registrant                    *(7)

         99.1       Notice of Special Meeting of Shareholders of Registrant                               *(8)

         99.2       Notice of Special Meeting of Shareholders of FCB Financial Corp.                      *(8)

         99.3       Forms of Proxies for use at Special Meeting of Shareholders of Registrant             *

         99.4       Form of Proxy for use at Special Meeting of Shareholders of FCB                       *
                    Financial Corp.

         99.5       Opinion of McDonald Investments Inc.                                                  *(9)

         99.6       Opinion of Hovde Financial, Inc.                                                      *(10)

*        Filed previously.

(1) Included as Appendix A to the Joint Proxy Statement/Prospectus which forms a part of this Registration Statement.

(2) Included as Appendix B to the Joint Proxy Statement/Prospectus which forms a part of this Registration Statement.

(3)      Included as part of Exhibits 5.1 and 8.1 to this Registration
         Statement.

(4)      Included as part of Exhibit 8.2 to this Registration Statement.

(5) Included as part of Appendix C to the Joint Proxy Statement/Prospectus which forms a part of this Registration Statement.

(6) Included as part of Appendix D to the Joint Proxy Statement/Prospectus which forms a part of this Registration Statement.

(7) Included as part of the original signature page to this Registration Statement.

(8) Included as part of the Joint Proxy Statement/Prospectus which forms a part of this Registration Statement.

(9) Included as Appendix C to the Joint Proxy Statement/Prospectus which forms a part of this Registration Statement.

(10) Included as Appendix D to the Joint Proxy Statement/Prospectus which forms a part of this Registration Statement.